CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form N-1A) of the Artisan Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 33-88316) and in this Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8932).

                                          /s/Ernst & Young LLP


Milwaukee, Wisconsin
September 23, 2003